EXHIBIT 10.9

LEASE

BETWEEN

BRER VENTURES LLC,

AS LANDLORD,

AND

HELIX WIND, INC.,

AS TENANT

September 19, 2008

Lease

This Lease (“Lease”) is executed as of ___November 1, 2008, between BRER VENTURES LLC, a California limited liability company (“Landlord”), and HELIX WIND, INC., a Nevada corporation (“Tenant”), who agree as follows:

1. Agreement to Let.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all the terms, provisions, and conditions contained in this Lease, on an exclusive basis the Premises (as defined in Section 2.3 below).  Tenant shall also have the non-exclusive right to use the Common Areas (as defined in Section 2.4 below) in common with Landlord, Landlord’s invitees, other tenants of the Project and their invitees.

2. Principal Lease Provisions.  The following are the Principal Lease Provisions of this Lease.  Other portions of this Lease explain and define the Principal Lease Provisions in more detail and should be read in conjunction with this Section.  In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions shall control.  (Terms shown in quotations are defined terms used elsewhere in this Lease).

2.1 “Project” means that real property consisting of the Building (as defined below), a parking lot and other common areas commonly known as 1848 Commercial Street, San Diego, California 92113.

2.2 “Building” means the building located at the Project containing approximately 5,000 rentable square feet of creative professional office and warehouse space, which space is depicted on Exhibit A.

2.3 “Premises” means that portion of the Building consisting of approximately 4,750 square feet of rentable space.  On or before the Commencement Date, the parties shall agree on the configuration of the Premises.  At any time during the Term, either Landlord or Tenant may deliver written notice to the other party requesting a change in the configuration of the Premises, and the other party shall approve or reject such request in writing no later that 15 days after receiving notice of such request.  The parties agree not to unreasonably withhold, condition or delay their approval to any such request.  If the other party fails to respond within such 15 day period, then the request to reconfigure the Premises shall be deemed approved.  The requesting party shall pay all reasonable out-of-pocket costs incurred by the other party due to the reconfiguration of the Premises.

2.4 “Common Areas” means all areas within the Project that are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, walkways, loading areas, access roads, corridors, landscaped and planted areas, bathrooms, kitchen, corridors and lobby.

2.5 “Term” means that period beginning on the Commencement Date, and expiring, unless earlier terminated in accordance with the terms and conditions of this Lease, on the Expiration Date, subject to the automatic extension of the Lease Term in accordance with Section 3 below.

2.6 “Commencement Date” means November 1, 2008.

2.7 “Expiration Date” means October 31, 2009, unless the Lease Term has been extended in accordance with Section 3 below, in which case it will mean the last day of  the then current Extension Term (as defined below).

2.8 “Basic Monthly Rent” means the amount of $7,125.00, unless modified in accordance with Sections 6.1 and 6.4 below.

2.9 Address for Landlord:

Brer Ventures LLC
3039 Palm Street
San Diego, CA  92104
Attn:  Brian Scott Gardner or Ian Gardner

2.10 Addresses for Tenant:

Helix Wind, Inc.
1848 Commercial Street
San Diego, CA 92113
Attn:  Scott Weinbrandt

2.11  “Security Deposit”:  None.

2.12 “Tenant Improvement Allowance”: None.

2.13 “Permitted Uses” of the Premises shall include office uses, warehousing and storage of Tenant’s personal property and incidental uses (“Permitted Use”).

2.14 “Tenant’s Pro Rata Share” means 95%.

3. Term.  The Term shall begin on the Commencement Date, and unless earlier terminated by Landlord or Tenant pursuant to their respective rights expressly set forth in this Lease, shall expire on the Expiration Date.  Notwithstanding the foregoing, upon the Expiration Date, the term of this Lease shall be automatically extended for five consecutive periods of 1 additional year each (each an “Extension Term”, collectively the “Extension Terms”), subject to all of the terms and conditions of this Lease applicable to the initial Term, except that Basic Monthly Rent payable during an Extension Term shall be at the monthly rate set forth in Section 6.4 below.  Either party may terminate this Lease by delivering written notice to the other party no later than 90 days prior to the expiration of the original Term (i.e., on or before August 2, 2009) or 90 days prior to the expiration of the then current Extension Term.

4. Delivery of Possession.  The parties acknowledge that immediately prior to the first date set forth above, Tenant occupied 200 rentable square feet of office space and 1800 rentable square feet of common storage space, totaling 2,000 rentable square feet, which space shall comprise a portion of the Premises.  On the Commencement Date, Landlord shall deliver the remaining 2,750 rentable square feet of the Premises to Tenant in good condition and with the building systems serving the Premises in good working order.  Tenant acknowledges that Landlord shall not be responsible for performing any tenant improvements in connection with the Premises prior to delivery of the Premises to Tenant.  On the basis of, and subject to, the foregoing, Tenant waives any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability.

5. Use of Premises.

5.1 Permitted Use of Premises.  Tenant may use the Premises for the Permitted Use specified in Section 2.13 and for no other use, except with the prior written consent of Landlord for such additional use, which consent shall not be unreasonably withheld.

5.2 Compliance With Laws.  Tenant shall comply with all laws concerning the Premises and/or Tenant’s use of the Premises, including without limitation the obligation at Tenant’s sole cost to alter, maintain, or restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, provided, however, that Tenant shall not be obligated to pay for any costs associated therewith that are Landlord’s responsibility under Section 7.4 below, except to the extent any such compliance requirement that is Landlord’s responsibility is directly attributable to either (i) any improvements or alterations made to the Premises by Tenant during the Term of this Lease, (ii) Tenant’s specific use of the Premises, or (iii) any other action taken by Tenant during the Term in violation of law.  Such qualified obligation to comply with laws shall include, without limitation, compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.), its regulatory guidelines and pertinent related California access laws and regulations (collectively, the “ADA”).  To the extent Tenant’s activities in the Premises (i.e., as opposed to Tenant’s standard occupancy of the Premises) causes any applicable governmental authority to require modifications or alterations to any portion of the Premises in order to comply with the ADA or any applicable building code or regulation, then Tenant shall additionally be responsible for the cost of such modifications and alterations.  Notwithstanding anything to the contrary in this Lease, Tenant shall have no obligation to make any alterations, replacements or improvements to the Premises, Building or Project, including, but not limited to, any such alterations, replacements or improvements required to comply with such governmental action if such alterations, replacements or improvements are not required as a result of Tenant’s particular use of the Premises, any alterations or improvements made by Tenant to the Premises during the Lease Term or pursuant to any removal of Tenant’s Alterations or personal property.  For example, Tenant shall not be responsible for complying with any seismic upgrade or building retrofit requirements imposed by governmental authority.

5.3 General Covenants and Limitations on Use.  Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises.  If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use, Tenant shall pay to Landlord, within 10 days after Landlord delivers to Tenant a notice of such increase, the amount of such increase.  Furthermore, Tenant covenants and agrees that no noxious or offensive activity shall be carried on, in or upon the Premises (provided, however, that none of Tenant’s business operations in the Premises as of the date of this Lease shall be considered “noxious or offensive” for purposes of this Section 5.3) nor shall anything be done or kept in the Premises that may be or become a public nuisance.  To that end, Tenant additionally covenants and agrees that no sounds shall be emitted from the Premises that are unreasonably loud or annoying, and no odor shall be emitted from the Premises that is or might be noxious or offensive to reasonable occupants or invitees on the Project or on any adjacent or near-by property.  Tenant shall not have any rights to use or access the rooftop.

6. Rent.

6.1 Basic Monthly Rent.  Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the Basic Monthly Rent described in Section 2.8 above, in advance, on or before the first day of each calendar month throughout the Term, beginning on the Commencement Date.  Basic Monthly Rent payable by Tenant for the final month of the Term shall be prorated on the basis of the actual number of days during the Term occurring during that final month.  During the Extension Terms, if any, Basic Monthly Rent shall be increased in accordance with Section 6.4 below.

6.2 Rental Payment Address.  All Basic Monthly Rent and any items owed by Tenant to Landlord under this Lease, whether or not designated in this Lease as additional rent (collectively “Rental”), shall be paid to Landlord at the same address as notices are to be delivered to Landlord pursuant to Section 2.9 above.

6.3 Estimated Amounts of Additional Rent. Payments of additional rent may be estimated by Landlord, in which case they shall be due and payable monthly on the same date as the Basic Monthly Rent.  The estimated amount of additional rent payable by Tenant may be adjusted by Landlord on a quarterly basis should the actual amount of such additional rent exceed the then current estimates.  After the expiration of each calendar year, Landlord shall provide Tenant with a reasonably detailed statement showing the actual amount of such additional rent for the prior calendar year.  If the estimated payments of such additional rent made by Tenant for such prior year are less than or exceed the actual amount of such additional rent for such prior year as shown in any such statement, then Tenant’s account will be adjusted to reflect the amounts due.  Tenant shall pay all deficiencies upon receipt of the invoice and all overpayments made by Tenant shall be applied as a credit by Landlord to the next installment of additional rent reimbursement.  Concurrently, with the remittance of the prior year statement, or as soon thereafter as is reasonably possible, Landlord shall advise Tenant of the then current year’s estimate of additional rent as well as the monthly payment due thereon.  Any deficiencies in monthly billing that may have accrued from the first day of any subsequent calendar year, shall be due and payable upon receipt of an invoice to Tenant by Landlord.  Failure of Landlord to timely furnish any statement of such additional rent for any period during the Term of this Lease shall not relieve Tenant from paying such additional rent pursuant to this Lease nor prejudice Landlord from enforcing its rights under this Section 6.3.  Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of the actual amount of such additional rent payable for the calendar year in which this Lease terminates, any deficiencies payable by Tenant shall be paid to Landlord within 10 days after receipt of the invoice for such calendar year.  The provisions of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

6.4 Basic Monthly Rent during Extension Terms.  Basic Monthly Rent shall be increased as of the commencement date of each Extension Term (with each such date being referred to as an “Increase Date”), by the percentage increase, if any, in the Consumer Price Index/All Urban Consumers—San Diego, California (1982-84 = 100) (“Index”) published and in effect on the applicable Increase Date compared to the Index published most recently to (either before or after) the date that is 12 months prior to the applicable Increase Date (with each such 12 month period prior to the Increase Date being referred to as a “Comparison Period” and with the date that is 12 months prior to the applicable Increase Date being referred to as a “Comparison Date”), provided that the amount of each increase to the Basic Monthly Rent (a) shall not be less than 3% of the amount payable as Basic Monthly Rent during the immediately preceding Comparison Period, and (b) shall not be greater than 6% of the amount payable as Basic Monthly Rent during the immediately preceding Comparison Period.  Notwithstanding the foregoing, if under the procedure above the Index used for the applicable Increase Date was not published at least 12 months prior to the publishing date of the Index used for the Comparison Date, then the parties shall use the next most recent Index for the Comparison Date, so that the Indexes to be compared will have been published at least 12 months apart.

7. Lease Expenses.

7.1 Tax Expenses.  Landlord shall pay all real property taxes applicable to the Project, including, without limitation, all of the following:  (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Project; (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project by any governmental agency; (iii) any tax imposed upon this transaction or based upon a re-assessment of the Project due to change of ownership as defined by applicable law, or other transfer change of ownership as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Project; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax.  Tenant shall pay all taxes charged against the any and all personal property belonging to Tenant.  Tenant shall try to have personal property taxed separately from the Premises.  If any of the Tenant’s personal property is taxed with the Premises, Tenant shall pay Landlord the taxes attributable thereto within 15 days after Tenant receives a written statement from Landlord for such personal property taxes.

7.2 Electricity Service.  If the Premises are separately metered for electricity service, Tenant shall pay, directly to the appropriate supplier, the cost of all electricity service supplied to the Premises.  If, however, electricity service is jointly metered, Landlord shall pay the cost of all electricity service supplied to the Project, and Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of such cost within 30 days after receipt of Landlord’s written statement (or as otherwise set forth in Section 6.3 above) and such payment to Landlord shall be considered additional rent.

7.3 Landlord’s Insurance Policies.  During the Lease Term, Landlord shall obtain and maintain policies of insurance covering loss of or damage to the Project in the full amount of its replacement value.  Such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils that Landlord deems reasonably necessary and are customarily obtained for similar properties in the market in which the Premises are located.  Landlord shall not obtain insurance for Tenant’s personal property or any Tenant-owned trade fixtures or equipment in the Premises.  Tenant shall not do or permit anything to be done that invalidates any such insurance policies.  Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of Landlord’s insurance premiums for all policies required to be maintained by Landlord under this Section 7.3 within 30 days after receipt by Tenant of a copy of the premium statement (or as otherwise set forth in Section 6.3 above) and such payment to Landlord shall be considered additional rent.  If the insurance policies maintained by Landlord cover improvements or real property other than the Project, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Project showing, in reasonable detail, how such amount was computed.  If the Lease Term expires before the expiration of the insurance period, any Tenant payments shall be pro rated on an annual basis.

7.4 Common Areas; Use; Maintenance and Costs.  Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable area, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Areas land and/or facilities.  Tenant acknowledges that such activities may result in inconvenience to Tenant and such activities and changes are permitted if they do not materially affect Tenant’s use of the Premises.  Tenant’s use of the Server Room shall be non-exclusive with other tenants of the Project, except as follows:  Landlord shall not permit any person who is engaged in wind energy research, manufacturing, sales or marketing to use the Server Room in common with Tenant during the Lease Term.  Landlord shall maintain the Common Areas located outside of the Building in good order, condition and repair and shall operate the Project, in Landlord’s sole discretion, as a first-class creative professional office and warehouse real property development.  Landlord shall pay the costs and expenses for maintaining and repairing the Common Areas located outside of the Building as necessary to keep the Project in a first-class condition during the Term, including, without limitation, the costs and expenses associated with the following:  gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants’ signs); premiums for liability, property damage, for and other types of casualty insurance on the Common Areas located outside of the Building and worker’s compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord that is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or lease personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; pest control and other service contracts; repairing, resurfacing, re-paving, maintaining, painting, lighting, exterior window cleaning, sweeping, refuse removal, security and similar items, reserves for replacement and exterior painting and other appropriate reserves, and the cost of supervision of such maintenance and repairs.  Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of such costs and expenses for maintaining and repairing the Common Areas within 30 days after receipt by Tenant of a copy of the written statement setting forth such costs and expenses (or as otherwise set forth in Section 6.3 above) and such payment to Landlord shall be considered additional rent.

7.5 Audit Rights.  Notwithstanding any provision of this Lease to the contrary, in the event of any dispute regarding the amount owed by Tenant as additional rent, Tenant shall have the right, after 15 business days prior written notice to Landlord and at reasonable times, to inspect and photocopy Landlord’s accounting records concerning such additional rent at Landlord’s office.  Tenant shall not have the right to conduct such audit more than once during any 12 month period of the Term and/or if Tenant is in default under this Lease after delivery of applicable notice and the lapse of the applicable cure period.  If, after such inspection and photocopying, Tenant continues to dispute the amount of additional rent payable by Tenant, Tenant shall be entitled to retain an independent company or certified public accountant approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) to audit and/or review Landlord’s records to determine the proper amount of additional rent owed by Tenant.  Such audit shall be completed within 15 business days.  If such audit or review reveals that Landlord has overcharged Tenant, then within 10 business days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge.  If the audit reveals that Tenant was undercharged, then within 10 business days after the results of such audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge.  Tenant agrees to pay the cost of such audit.  Landlord shall maintain records of all additional rent for the entirety of the 12 month period following Landlord’s delivery of each statement setting forth Tenant’s Pro Share of additional rent.

8. Utilities and Services.  Tenant shall make all arrangements for and pay the cost of janitorial, cable and telephone service (including without limitation any connection charges and taxes thereon) furnished to the Premises or used by Tenant during the Lease Term.  Landlord shall pay for the cost of all other utilities and services to the Premises, including without limitation, water, sewer, gas, trash collection (from the Project, not the Premises), window washing, electricity (except if electricity is separately metered, in which case Tenant shall pay such costs) and HVAC Services (as defined below).  Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of the cost and expense incurred by Landlord to supply such utilities and services to the Premises within 30 days after receipt by Tenant of a copy of the written statement of such costs and expenses (or as otherwise set forth in Section 6.3 above) and such payment to Landlord shall be considered additional rent.  Landlord shall not be liable for damages to persons or property for any interruption of such utilities or services, nor shall such reduction in any way be construed as a partial eviction of Tenant or operate to release Tenant from any of Tenant’s obligations under this Lease.  Notwithstanding the foregoing, however, if the Premises, or a material portion of the Premises, are rendered untenantable for a period in excess of 3 consecutive business days as a result of any interruption to electricity service or HVAC Service, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Basic Monthly Rent during the period beginning on the fourth consecutive business day of such service failure and ending on the day the service has been restored.  If the entirety of the Premises has not been rendered untenantable by such service failure, the amount of the abatement shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant.

9. Maintenance.

9.1 Tenant’s Duties.  Subject to (a) Landlord’s maintenance and repair obligations set forth in Section 9.2 below and (b) Landlord’s liability for all capital costs arising during the Lease Term (except as otherwise expressly provided in this Agreement), Tenant shall at its sole cost (i) maintain and repair all non-structural components of the Building located within the Premises, as necessary to maintain the Premises in the condition existing on the Commencement Date, subject to normal wear and tear, (ii) arrange for the removal of trash from the Premises, (iii) furnish reasonable janitorial services within the Premises and within the Building’s bathrooms, kitchen, corridors, lobby and other Common Areas located within the Premises, (iv) maintain and repair any plate-glass windows of the Premises and all interior doors, and (v) maintain and repair all telephone lines and wiring and all wiring, fixtures, lamps, and tubes serving the interior lighting within the Premises.  Tenant is additionally liable for any damage to the Project resulting from the acts or omissions of Tenant or Tenant’s employees, agents and invitees during the Term, including, without limitation, any damage to the roof, roof penetration or any structural portions of the Building caused by Tenant during the Term.  If Tenant fails to maintain, repair or replace any portion of the Premises as provided above, or if Tenant damage any portion of the Project outside the boundaries of the Premises, then Landlord may, at its election, maintain, repair or replace, any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord for Landlord’s actual cost thereof.  Landlord, in Landlord’s reasonable discretion, may require Tenant to use specific contractors or construction/repair techniques to the extent required for the purpose of maintaining warranties of the Premises or labor relations with respect to Landlord’s development of any other portions of the Project.  This Section 9 relates to repairs and maintenance arising in ordinary course of operation of the Building, the Project and any related facilities.  In the event of fire, earthquake, flood, vandalism, war, or terrorism or similar cause of damage or destruction, this Section 9 shall not be applicable and the provisions of Section 18 shall apply and control.  Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.  Tenant shall have the right to seek and obtain reimbursement from the Building’s other tenants on a pro rata basis for (a) providing janitorial services within the Building’s bathrooms, kitchen, and other Common Areas located within the Premises; and (b) paying any fees, costs or additional rent associated with, and/or providing any services to, the Common Areas located within the Premises.  Landlord shall have no obligation to encourage or force the Building’s other tenants to make such payments to Tenant and no liability if the Building’s other tenants fail to make such payments to Tenant.

9.2 Landlord’s Duties.  Landlord shall maintain and repair the Building and the Building systems serving the Premises (including, but not limited to, mechanical, electrical, fire/life-safety, plumbing systems, and the heating, ventilation and air-conditioning system (“HVAC Services”)), except for that portion of the Building that Tenant is responsible for maintaining and repairing under this Lease.  Landlord may enter into service contracts with third party vendors to maintain and service the Building and the Building systems.  Landlord’s failure to perform its obligations set forth in the preceding sentence will not release Tenant of its obligations under this Lease, including without limitation Tenant’s obligation to pay Basic Monthly Rent; provided, however, that Tenant’s surrender obligations under Section 14 below shall not include any of Landlord’s obligations under this Section 9.2, and shall be limited to the extent Landlord’s failure to perform its obligations interferes with Tenant’s surrender obligations.  Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of all of such costs and expenses incurred by Landlord to maintain and repair the Building and the Building systems serving the Premises within 30 days after receipt by Tenant of a copy of the written statement setting forth such costs and expenses (or as otherwise set forth in Section 6.3 above) and such payment to Landlord shall be considered additional rent; provided, however, that Tenant shall not be obligated to reimburse any cost or expense related to items considered capital improvements or capital repairs under generally accepted accounting principles, consistently applied, except if the capital improvement cost or expense (1) is intended as labor-saving devices or to effect other economies in the maintenance or operation of all or part of the Project (but only to the extent cost savings are realized) or (2) is required under any government law or regulation in effect after the Commencement Date.  Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Landlord’s obligations for tenantability of the Premises and Tenant’s right to make repairs and deduct the expense of such repairs from rent.  This Section 9.2 relates to repairs and maintenance arising in ordinary course of operation of the Building, the Project and any related facilities.  In the event of fire, earthquake, flood, vandalism, war, or terrorism or similar cause of damage or destruction, this Section 9.2 shall not be applicable and the provisions of Section 18 shall apply and control.

10. Parking.  Tenant (for the benefit of Tenant and Tenant’s Invitees (as defined in Section 12.3 below)) shall have the right to the non-exclusive use of all of the parking spaces in the parking areas of the Project.  Landlord shall take no action that will result in the number of parking spaces of the Project being reduced to less than the number of parking spaces then required by applicable law.

11. Signs.  Except for existing signage, Tenant may not place or construct any sign, advertisement, awning, banner, or other decoration (collectively, “sign”) in the Premises that is visible from the exterior of the Premises, or on the Building, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed by Landlord.  Any sign that Tenant is permitted by Landlord to place or construct in the Premises or on the Building shall comply with all applicable laws, ordinances, rules, or regulations, and Tenant shall obtain any approval required by such laws, ordinances, rules, and regulations.  Tenant shall, at Tenant’s sole cost, make any changes to any sign, in the Premises or on the Building as required by any new or revised applicable laws, ordinances, rules, or regulations.

12. Tenant’s Insurance Requirements.

12.1 Commercial General Liability and Property Damage Insurance.  Tenant shall, at Tenant’s sole cost, maintain (i) commercial general liability with a combined single limit liability of not less than $1,000,000 per occurrence, $2,000,000 aggregate, with a $5,000,000 umbrella policy, insuring (a) against all liability of Tenant and Tenant’s Invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease and (ii) all risk (or “special form”) property insurance, including flood and sprinkler leakage damage, written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s trade fixtures, equipment, furniture and other personal property on and within the Premises.

12.2 Tenant’s Failure to Maintain Insurance.  If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within 5 days after Tenant receives a copy of the premium notice.  If any such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Term and the number of days that occur before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term.  Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the state in which the Premises are located, (ii) shall name Landlord and any Lender as additional named insureds, (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, and (iv) shall not be cancelable or subject to reduction of coverage or other modification except following prior written notice to Landlord and any Lender.  Tenant shall, at least 10 days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy.  Tenant shall promptly upon request deliver to Landlord certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

12.3 Waiver of Subrogation.  Landlord releases Tenant and Tenant’s contractors, agents, guests, invitees, customers and licensees (collectively, “Tenant’s Invitees”), and Tenant hereby releases Landlord and Landlord’s contractors, agents, guests, invitees, customers and licensees (collectively, “Landlord’s Invitees”), from all claims for damage, loss, or injury to the Project, to Tenant’s personal property, and to the fixtures and alterations of either Landlord or Tenant in or on the Project to the extent such damage, loss or injury is covered by any insurance policies required to be carried by Landlord and Tenant under this Lease.  Landlord and Tenant shall each cause all insurance policies obtained by it pursuant to this Lease to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and Tenant in connection with any damage, loss, or injury covered by such policy.

13. Alterations.  Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, “Alterations”) unless either: (A) such Alterations do not (i) affect the Building structure or the performance of, or cost of maintaining or operating, any Building system; and (ii) exceed $15,000 per work of improvement (and $100,000 in the aggregate during the Term) (“Permitted Alterations”); or (B) (i) Tenant first obtains Landlord’s written consent; (ii) Tenant complies with all conditions that may be reasonably imposed by Landlord, including but not limited to Landlord’s selection of construction techniques (provided, however, Tenant shall have the right to use a contractor of Tenant’s selection, subject to Landlord’s prior written approval, which approval will not unreasonably be withheld), and (iii) Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations.  At least 30 days prior to making any Alterations (other than Permitted Alterations), Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations, which Landlord shall approve, or indicate changes required for Landlord’s approval, within 15 days following Landlord’s receipt thereof.  If Landlord fails to provide such response within such 15-day period, Landlord shall be deemed to have approved such plans.  Tenant shall, prior to the commencement of any Alterations, at Tenant’s sole cost, (1) acquire (and deliver to Landlord a copy of) a permit from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), and (2) provide Landlord with 10 days’ prior written notice of the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility.  All Alterations shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date or earlier termination of this Lease, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant in writing at least 60 days prior to the Expiration Date or on or before the earlier termination of this Lease, in which event, Tenant shall, at its sole cost, on or before the Expiration Date, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed.  Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics’ and materialmen’s lien’s  resulting from or relating to any Alterations or other construction.  Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in the state in which the Premises are located, in an amount equal to 125% of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b) Landlord may, at its election, require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such an action.

14. Surrender of Premises and Holding Over.  On the Expiration Date or earlier termination of this Lease, (i) Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant has paid for itself and which Landlord requires Tenant to remove) in a good and clean condition, ordinary wear and tear and casualty damage excepted (provided, however, that if this Lease terminates pursuant to any condemnation of the Premises, in accordance with Section 19, Tenant shall only be obligated to surrender the Premises in their “as is” condition as of the date Tenant surrenders the Premises to Landlord or the condemning authority), (ii) Tenant shall remove all of Tenant’s personal property and signs, and perform all repairs and restoration required by the removal of any signs, Alterations or Tenant’s personal property, and (iii) Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior or interior doors).  Landlord may elect to retain or dispose of in any manner any Alterations or Tenant’s personal property that Tenant does not remove from the Premises on or before the Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant.  Any such Alterations or Tenant’s personal property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord.  Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s personal property.  Tenant shall be liable to Landlord for Landlord’s costs for storing, removing or disposing of any such Alterations or Tenant’s Personal Property.  If Tenant fails to surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease (subject to Tenant’s right to remove any Alterations within 60 days after Landlord’s written notice requiring such removal), Tenant shall indemnify Landlord against all liabilities, damages (but not any consequential damages), losses, costs, expenses, attorneys’ fees and claims to the extent resulting from such failure, including without limitation any claim for damages made by a succeeding tenant other than Landlord or any of Landlord’s affiliates.  If Tenant, with Landlord’s consent, remains in possession of the Premises after the Expiration Date or earlier termination of this Lease for any reason other than removal of Alterations following Landlord’s notice requiring such removal, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30-days’ written notice given at any time by Landlord or Tenant.  During the first 30 days of any such month-to-month tenancy, Tenant shall pay, as Basic Monthly Rent, 110 % of the Basic Monthly Rent in effect immediately prior to the Expiration Date or earlier termination of this Lease, as the case may be, on a per diem basis for each day that Tenant holds over in the Premises; and thereafter Tenant shall pay 150% of such effective Basic Monthly Rent, on a monthly basis.  All provisions of this Lease except for those pertaining to Term shall apply to such month-to-month tenancy.

15. Default.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

15.1 Tenant’s failure to make any payment of Rental as and when due, where such failure continues for a period of 5 days after written notice thereof from Landlord to Tenant; provided, however, that such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, those provisions relating to an action for unlawful detainer contained in the California Code of Civil Procedure and the California Civil Code).  No grace period prior to the imposition of a late charge pursuant to Section 17 below shall extend the date when such Rental is due and payable, and Tenant shall be in default under this Lease if such payment is not timely made.  In the case of Basic Monthly Rent, payments must be received on or before the first day of each calendar month, and Tenant shall be in default if such Rental is not paid by such date.

15.2 Tenant’s failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding paragraph where such failure shall continue for a period of 10 days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, however, that if the nature of Tenant’s default is such that more than 10 days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such 10-day period and thereafter diligently prosecutes such cure to completion.

15.3 The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant’s becoming bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 60 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease (unless possession is restored to Tenant within 60 days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within 60 days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

16. Landlord’s Remedies.  Landlord shall have the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

16.1 Continuation of Lease.  No act by Landlord (including without limitation the acts set forth in the succeeding sentence) shall terminate Tenant’s right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant’s right to possession.  As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect and (ii) continue to collect Rental when due and enforce all the other provisions of this Lease.  Tenant shall immediately pay to Landlord all costs Landlord incurs in collecting Rental when due and enforcing all other provisions of this Lease, including, without limitation, actual out-of-pocket attorneys’ fees and costs.  Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

16.2 Termination of Tenant’s Right to Possession.  In accordance with the procedures contained in the California Code of Civil Procedure and the California Civil Code relating to an action for unlawful detainer, Landlord may terminate Tenant’s right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant’s right to possession.  On termination of this Lease, Landlord has the right to recover from Tenant the worth at the time of the award of the unpaid Basic Monthly Rent which had been earned at the time of such termination.  The “worth at the time of the award” of the amounts referred to above is to be computed by allowing interest at the Default Rate, as set forth below, or if no Default Rate is set forth, then at the maximum rate permitted by applicable law.

16.3 Landlord’s Right to Cure Default.  Landlord, at any time after Tenant commits a default or breach under this Lease (and after the giving of required notices and the expiration of any applicable cure period), may cure such default or breach at Tenant’s sole cost.  If Landlord at any time, by reason of Tenant’s default or breach, pays any sum or does any act that requires the payment of any sum, such sum other than Basic Monthly Rent, which shall be due immediately shall be due from Tenant to Landlord within 30 days after Landlord’s written demand therefor, and shall be deemed additional rent payable under this Lease.  If Tenant fails to timely pay any amount due under this Section 16.3, then (without curing such default) interest at the Default Rate (as defined below) shall accrue (and be immediately payable) on such overdue amount until it is paid.

16.4 Enforcement Costs.  All out-of-pocket costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand.

17. Interest and Late Charges.  Late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix.  Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises.  Therefore, if any Rental is not received by Landlord within 10 days following notice to Tenant that such amount was not received by Landlord when due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of 5% of such overdue amount as a late charge.  Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Section is reasonable under the circumstances existing at the time this Lease is made.  Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease.  In addition to the late charge payable by Tenant, as provided above, if any such Rental is not paid on or before the date such Rental was due, then, within 30 days following written notice from Landlord specifying such amount of interest payable, Tenant shall pay to Landlord interest on such overdue Rental at the rate of 3% above the “reference rate” announced from time to time by Bank of America, NT&SA, but not in excess of 10% per annum (the “Default Rate”).  Such interest shall additionally accrue and be payable by Tenant relative to any other amounts payable by Tenant to Landlord under the provisions of this Lease which are not paid when due (if such reference rate ceases to be announced, then a comparable “prime rate” shall be utilized, selected by Landlord).

18. Destruction.  If the Premises are damaged or destroyed to the extent that the entire Premises or a material portion thereof are rendered unusable by Tenant, then within 15 business days after notice to Landlord of such damage or destruction, Landlord shall notify Tenant in writing whether the damage or destruction is insured and can be repaired within 180 days after the casualty.  If such damage or destruction is insured and such repairs can be completed within 180 days, Landlord shall, at Landlord’s expense, diligently repair the same, this Lease shall remain in full force and effect and Basic Monthly Rent shall be abated or reduced, as the case may be, for such time that Tenant continues to be prevented from using the Premises or portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using (and does note use) bears to the total rentable area of the Premises.  If, however, (i) the damage or destruction results in a loss of Tenant’s use or occupancy of more than 20% of the Premises, (ii) any such repair work is not commenced by Landlord within 30 days after the casualty, or (iii) such repair work is not substantially completed within 180 days after such casualty, then Tenant may, at its option, upon written notice to Landlord, elect to terminate this Lease effective as of the date of the casualty.  If Landlord determines that the damage or destruction is not insured and/or such repairs cannot be completed within 180 days after the casualty, Landlord shall notify Tenant in writing of such determination within 15 business days after the casualty as to whether Landlord intends to repair such damage or destruction at Landlord’s expense.  If Landlord elects to make such repairs, Landlord shall diligently repair the same, this Lease shall continue in full force and effect and Basic Monthly Rent shall abate as provided above.  Notwithstanding the foregoing, if Landlord has elected to make repairs that Landlord determines cannot be completed within 180 days after the date of the casualty, and if (1) the damage or destruction results in a loss of Tenant’s use or occupancy of more than 20% of the Premises, (2) any such repair work is not commenced by Landlord within 30 days after the casualty, or (3) such repair work is not substantially completed within 270 days after such casualty, then Tenant may, at its option, upon notice to Landlord, elect to terminate this Lease effective as of the date of the casualty.  If Landlord does not elect to make such repairs, then within 5 business days after Landlord notifies Tenant in writing that it will not make such repairs, either Landlord or Tenant may terminate this Lease effective as of the date of the casualty; provided, however, that if the damage does not impact more than 20% of the Premises, notwithstanding Landlord’s decision to terminate this Lease, Tenant may preserve this Lease by providing written notice to Landlord within 30 days following receipt of Landlord’s termination notice, electing to continue this Lease for the remainder of the Term, but with Basic Monthly Rent equitably abated to reflect that portion of the Premises that continues to be usable by Tenant for the Permitted Use.  Notwithstanding the foregoing, in the event that the Premises are damaged or destroyed to the extent that the entire Premises or a material portion thereof are rendered unusable by Tenant during the last 180 days of the Term, as the same may be extended, either party shall have the right to terminate this Lease effective upon delivery of written notice to the other.

19. Condemnation.  If during the Term, or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any material part of the Premises or any material interest in this Lease (including, without limitation, Tenant’s parking rights under this Lease, unless reasonable alternative parking accommodations are provided by Landlord) by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), this Lease shall terminate on the date the Condemnor takes possession of the Premises (the “Date of Condemnation”), provided that Landlord agrees to reasonably cooperate with Tenant in Landlord’s negotiation of any voluntary sale or surrender, in order to mitigate the detrimental effect of such Condemnation on Tenant’s business in the Premises.  “Materiality,” for the purposes of this Section 19, shall be determined by Tenant in its reasonable discretion based upon the impact of such taking on Tenant’s ability to occupy and operate its business in the Premises after such Condemnation.  Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of any Alteration and Tenant’s personal property, for any damage to Tenant’s business and for costs of Tenant moving to a new location.  Except as set forth above, any award for such Condemnation shall belong to Landlord.  If upon any taking of the nature described in this Section 19, this Lease continues in effect, Tenant may elect to restore the Premises as feasible to occupy and operate Tenant’s business in the Premises as such occupancy and operations existed prior to such Condemnation.  Rent shall be abated proportionately based upon the extent to which Tenant’s use of the Premises has decreased on the basis of the percentage of the rental value of the Premises after the Date of Condemnation and the rental value of the Premises prior to the Date of Condemnation.

20. Assignment and Other Transfers.  Without Landlord’s prior written consent, Tenant shall not, voluntarily, involuntarily, by operation of law, or otherwise, assign, sublease, license, mortgage, encumber, hypothecate, pledge, or otherwise transfer, this Lease, any interest in this Lease, or all or any portion of the Premises (any of the foregoing, a “Transfer”).  Notwithstanding anything to the contrary contained in the preceding paragraph, Tenant may assign this Lease or sublet all or any portion of the Premises, without Landlord’s prior consent, to (a) any parent, subsidiary, or affiliate corporation or partnership which controls, is controlled by, or is under common control with Tenant (herein referred to as “Affiliates”), or (b) any corporation resulting from a merger or consolidation with Tenant, or (c) any partnership in which Tenant is a partner, or (d) any person or entity that acquires all of the assets of Tenant’s business as a going concern, where such acquiring party has a net worth equal to or greater than Tenant’s net worth (as of the date of this Lease); provided, that:  (i) at least 15 days prior to such assignment or sublease, Tenant delivers to Landlord written notice of the particulars of such proposed assignment or sublease and the reason why such assignment or sublease meets the requirements of this paragraph, (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease, or if a sublease, the sublessee of a portion of the Premises assumes, in full, the obligations of Tenant with respect to such portion, and (iii) the use of the Premises remains unchanged.  Any assignment or subletting meeting the requirements of the preceding sentence will constitute a “Permitted Transfer” under this Lease and will not require Landlord’s prior consent.  Notwithstanding anything to the contrary contained in this paragraph, the original Tenant named in this Lease shall continue to remain primarily liable for all obligations of the “Tenant” under this Lease following any Transfer.

21. Access by Landlord.  Landlord and its agents and employees shall have the right to enter the Premises at any time in the event of an emergency and otherwise at all reasonable times, upon reasonable notice and subject to Tenant’s security requirements, to the extent feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform; provided, however, if such maintenance and/or restoration to the Premises is not of an emergency-type nature, Landlord’s access under this clause (ii) to serve, post, or keep posted any notices required or allowed under this Lease, (iii) to shore the foundations, footings, and walls of the Premises, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street, and (iv) to show the Premises to interested parties such as prospective lenders and purchasers, and after one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants.  In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant.  Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Section 21, except damage resulting directly from the grossly negligent or intentional acts of Landlord or any of its agents or employees and any other acts of Landlord or any of its agents or employees that are not covered by Tenant’s insurance policies required by this Lease.  Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent because of the exercise by Landlord of any rights under this Section 21.

22. Indemnity and Exemption of Landlord from Liability.

22.1 Indemnification.  Tenant indemnifies Landlord against all Claims (as defined below) and all costs, expenses, and attorneys’ fees to the extent incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims.  For purposes of this Lease, “Claims” shall mean all third party claims for liability, damages and/or losses (including related to personal injury and death) and the costs, expenses, and reasonable attorneys’ fees and costs in connection therewith (except to the extent they result from Landlord’s negligent acts or willful misconduct) to the extent arising from (i) the use of the Premises by Tenant or any party other than Landlord, (ii) the conduct of Tenant’s business, (iii) any activity, work, or things done, permitted, or suffered by Tenant in or about the Premises or elsewhere by any agent, invitees or contractor of Tenant or any other party under Tenant’s control, (iv) any breach or default in the performance of any obligation of Tenant under this Lease, and/or (v) any negligence or intentional acts of Tenant or any of its affiliates or any of their respective officers, employees, agents, contractors or invitees.  If any action or proceeding is brought against Landlord by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole cost by legal counsel satisfactory to Landlord.  Landlord shall indemnify, defend, protect and hold Tenant harmless from any and all third party claims for liability, damages and/or losses (including related to personal injury and death) and the costs, expenses, and reasonable attorneys’ fees and costs in connection therewith to the extent arising or resulting from:  (a) any willful or negligent act or willful or grossly negligent omission of Landlord or any of its affiliates or any of their respective officers, employees, agents, contractors or invitees, or (b) Landlord’s default of any of its obligations under this Lease (except to the extent that any such third party claims for liability, damages and/or losses result from Tenant’s negligent acts or willful misconduct).  In case any action or proceeding is brought against Tenant by reason of any such indemnified claims, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

22.2 Exculpation.  Landlord shall not be responsible or liable at any time for any loss or damage to Tenant’s equipment, fixtures or other personal property or to Tenant’s business, including without limitation, any loss of profits, resulting from the acts or omissions of persons occupying adjacent, connecting, adjoining or other space in the Project or the acts or omissions of Landlord, its employees, agents, contractors, invitees or licensees, other than actions of Landlord constituting gross negligence or willful misconduct.  Except for loss or damage caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be responsible or liable to Tenant for (a) any loss or damage resulting to Tenant or its property from water, gas, or steam, electrical or other wiring, plumbing, roof failure or the bursting, stoppage, or leaking of pipes or (b) any injury, loss or damage to property caused by perils insured against or required to be insured against by Tenant pursuant to this Lease.

23. Hazardous Substances.  Tenant agrees to indemnify Landlord against all actions, liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they arise as a result of Landlord’s negligent acts or willful misconduct) to the extent arising from or relating to: (i) any discharges, releases, or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides, or hazardous or toxic wastes, substances, or materials (any of the preceding a “Hazardous Material”) into ambient air, water, or land by Tenant or Tenant’s Invitees, from, on, under, or above the Premises during the Term of this Lease, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant’s Invitees, or otherwise from, on, or under, the Premises during the Lease Term, or (iii) a violation of any environmental law on, under, or above the Premises during the Lease Term by Tenant or Tenant’s Invitees (for purposes hereof, “environmental laws” shall mean any Federal, State, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Radiation Control Law, and California Health and Safety Code Section 25359.7); provided, however, that Tenant shall have no liability for a known environmental condition of the Premises or Project that existed prior to the Commencement Date.  Neither Tenant nor any of Tenant’s Invitees shall use, manufacture, store, or dispose of any Hazardous Materials anywhere within the Premises or the Project which are or could (a) be detrimental to the Project, human health, or the environment, except in accordance with all applicable laws, or (b) adversely affect the value of the Premises or the Project.  If the Premises are contaminated (or, due to the acts or omissions of Tenant or Tenant’s Invitees, the Project is contaminated) by any Hazardous Material during the Term, and such contamination is not caused by, or attributable to Landlord, Landlord’s invitees or any third party other than any of Tenant’s agents, employees or invitees, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Tenant shall perform all remediation required by Landlord (to Landlord’s satisfaction and at Tenant’s sole cost, necessary to return the Premises (and/or the Project) to the condition required by applicable governmental authority (or the Project), which Tenant shall immediately do upon receipt of notice from Landlord.  If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord’s election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, reimburse the cost thereof to Landlord.  Tenant’s obligations and liability under this Section shall survive the termination of Tenant’s tenancy and the Term of this Lease, except that nothing contained in this Section shall be deemed to impose liability on Tenant for any pre-existing Hazardous Materials or violation of environmental laws, or problem arising after the Term of this Lease provided neither Tenant nor Tenant’s Invitees contributed to such problem during the Term of this Lease.

Landlord acknowledges that it is not the intent of this Section 23 to prohibit Tenant from operating its business for the Permitted Use consistent with Tenant’s business operations as of the date of this Lease.  Notwithstanding the limitations set forth in this Section 23, Tenant shall be permitted to operate its business in the Premises according to the custom of Tenant’s industry so long as the presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements, and provided that Tenant delivers to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be present in the Premises and setting forth any and all governmental approvals and permits required in connection with the presence of such Hazardous Materials in the Premises.  Tenant shall deliver an updated Hazardous Materials list to Landlord whenever any new Hazardous Material (other than an incidental amount of Hazardous Materials) is brought into the Premises.

Landlord shall indemnify, protect, defend (by counsel reasonably approved by Tenant) and hold Tenant, its successors, assigns, subtenants, agents, employees, officers and directors harmless from any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, including, but not limited to, attorneys’ fees, court costs and consultant fees to the extent arising out of or involving any Hazardous Materials introduced to the Premises by Landlord or Landlord’s Invitees, or their respective officers, employees, agents, contractors or invitees (other than Tenant or anyone under Tenant’s control) following the Commencement Date.  Landlord’s obligations and liability under this Section shall survive the termination of Tenant’s tenancy and the Term of this Lease (except to the extent that any such losses, damages, liabilities, judgments, costs, claims, expenses, penalties result from Tenant’s negligent acts or willful misconduct).

24. Security Measures.  Tenant acknowledges (i) that the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) that Landlord shall have no obligation to provide any such security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the Project.  Tenant assumes all responsibility for the security and safety of Tenant, Tenant’s property, and Tenant’s Invitees.  Tenant releases Landlord from all claims for damage, loss, or injury to Tenant, Tenant’s Invitees, and/or to the personal property of Tenant and/or of Tenant’s Invitees, even if such damage, loss, or injury is caused by or results from the criminal or negligent acts of third parties.  Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord’s knowledge of such crimes or conduct.

25. Subordination, Attornment and Non-Disturbance.  This Lease and Tenant’s rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises, provided that any such subordination shall be subject to the beneficiary’s or mortgagee’s written obligation not to disturb Tenant’s occupancy of the Premises or any rights of Tenant hereunder as long as Tenant is not in default hereunder beyond all applicable notice and cure periods.  The provisions of this Section shall be self-operative, and no further instrument of subordination shall be required.  In confirmation of such subordination, however, Tenant shall promptly execute and deliver any instruments that Landlord, any of Landlord’s lenders holding a security interest in the Premises, or the lessor under any ground or underlying lease, may request to evidence such subordination, provided such instruments contain commercially-reasonable non-disturbance provisions protecting

Tenant’s rights under this Lease.  Notwithstanding the preceding provisions of this Section, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease.  If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses that Tenant might have against Landlord, (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than 1 month’s installment of Basic Monthly Rent or any other rental prepayment, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, (v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, and (vi) upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease.  If any Lender requests reasonable amendment(s) to this Lease at any time during the Term, then Tenant shall not unreasonably withhold or delay its written consent to such amendment(s), subject to Landlord’s payment of Tenant’s actual legal fees and costs associated  therewith.  Any lender taking a lien interest in the Premises, and any other person taking an interest in the Premises which may have priority over this Lease, shall execute and delivered to Tenant a non-disturbance agreement in a form reasonably acceptable to Tenant, which form may be included in a commercially-reasonable subordination, non-disturbance and attornment agreement, whereby such lienholder or other person holding a prior interest in the Premises shall agree to accept and be bound by the terms, conditions and covenants of Landlord under this Lease and not to disturb Tenant’s occupancy so long as Tenant timely pays the rent when due and observes and performs all of the other terms, conditions and Tenant’s covenants of this Lease to be observed and performed by Tenant, subject to any applicable notice and cure period contained therein.

26. Estoppel Certificates.  Within 10 business days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent or other payment constituting Rental that has been prepaid, (v) whether or not Tenant or Landlord is in default under this Lease and whether, to Tenant’s knowledge, there currently exist any defenses or rights of offset under this Lease, and (vi) such other factual matters as Landlord shall reasonably request.  Tenant’s failure to deliver such certificate within such 10-business day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no rent payable hereunder has been paid more than 30 days in advance, and neither Tenant nor Landlord is in default under this Lease.

27. Waiver.  No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver.  The receipt and acceptance by Landlord of delinquent Rental shall not constitute a waiver of any default other than the particular Rental payment accepted.  Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than Rental due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rental due on such Receipt Date or (ii) to pay when due the full amount of such Rental to become due at a later date but applicable to a period prior to such Receipt Date.  No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date.  Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other or subsequent act by Tenant.  Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.  Tenant acknowledges that Tenant’s waivers set forth in this Section are a material part of the consideration for Landlord’s entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

28. Brokers.  Tenant and Landlord represent to one another, respectively, that no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease and that it has not dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner.  Each party shall indemnify the other party against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against such other party by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with the indemnifying party.

29. Easements.  Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, boundary adjustments, lot splits, easements and restrictions affecting the Project, provided that the foregoing will not materially and adversely affect Tenant’s use and enjoyment of the Premises under this Lease, nor increase the cost of Tenant’s obligations under this Lease.

30. Limitations on Landlord’s Liability.  If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of any lease, license, grant of any other interest in the Project, and any other proceeds of the Project, including, without limitation, the proceeds of any sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Project or out of the consideration received by Landlord from the lease, sale or other disposition of all or any part of Landlord’s right, title, and interest in the Project or out of the proceeds of any insurance policy maintained by Landlord in connection with the Project.  Neither Landlord nor Landlord’s shareholders, members, affiliates, principals, officers, directors or agents shall be personally liable for any deficiency.

31. Sale or Transfer of Premises.  If Landlord sells or transfers the Premises, Landlord, on consummation of the sale or transfer and the buyer’s or transferee’s written notice to Tenant that such entity has assumed in writing all liabilities of Landlord accruing under this Lease after the date of such sale or transfer, shall be released from any liability thereafter accruing under this Lease.

32. No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

33. Confidentiality.  Except as essential to the consummation of the transaction contemplated by this Lease (together with all amendments and addenda hereto), Landlord and Tenant shall each keep and maintain the terms of this Lease in strict confidence.  Nothing provided herein, however, shall prevent either Landlord or Tenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires such party to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that such party uses reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement.

34. Miscellaneous.

34.1 This Lease shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws.

34.2 For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California) and Landlord and Tenant hereby consent to the jurisdiction of  the State and Federal Courts located in the County of San Diego.

34.3 This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

34.4 Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

34.5 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.  If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

34.6 In the event any litigation or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party as an element of its costs of suit, and not as damages, all costs, expenses, and reasonable attorneys’ fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding.  Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees and expert witness fees.  The prevailing party shall mean the party that obtains the principal relief it has sought, whether by compromise, settlement or judgment.

34.7 This Lease shall become effective when it has been executed by each of Landlord and Tenant.

34.8 Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease.

34.9 The headings of the Sections of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

34.10 Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

34.11 The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Exhibit to this Lease, and such rule of construction is hereby waived by both parties.

34.12 All notices or other communications required or permitted to be given to Tenant or Landlord shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery to Tenant at the address set forth in Section 2.10 of this Lease and to Landlord at the address set forth in Section 2.9 of this Lease.  Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt.  Landlord or Tenant must give a written notice of a change of its address to the other, if such address changes.

34.13 All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions.

34.14 All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

34.15 The Exhibits attached to this Lease are incorporated herein by this reference.

34.16 The parties waive trial by jury in connection with proceedings or counterclaims brought by either of the parties against the other.

34.17 There are no covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them, other than as herein set forth.  Except as herein otherwise provided, no subsequent alteration, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them.

34.18 With the exception of the Commercial Real Property Lease Agreement between Tenant and Landlord, which the parties agree will terminate as of the Commencement Date, this Lease supersedes and revokes any and all previous negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant.  Tenant and Landlord each acknowledge that it has not been induced to enter into this Lease by any representations not set forth in this Lease, nor has it relied on any such representations.  No such representations should be used in the interpretation or construction of this Lease and neither party shall have any liability to the other for any consequences arising as a result of any such representations.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Lease as of the first date set forth above.

LANDLORD:	BRER VENTURES LLC, a California limited liability company By: /s/ Brian Scott Gardner Name: Brian Scott Gardner Title: Partner

TENANT:	HELIX WIND, INC., a Nevada corporation

By: /s/ Scott Weinbrandt Name: Scott Weinbrandt Title: President and Chairman

Exhibit "A"

Building Depiction

See Attached Floor Plan

EXHIBIT "A"